                                                                    Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE:
National Bancshares Corporation Reports a $6.3 million increase in total assets

ORRVILLE, Ohio, July 16, 2004 / PR NEWSWIRE / -- National Bancshares Corporation (OTC: NBOH), the holding company of First National Bank (www.fnborrville.com), released their financial results for the second quarter of 2004.

Total assets ended the second quarter of 2004 just shy of $300 million, increasing over $6.3 million, or 2.2%, above June 30, 2003. This asset growth was driven by an increase in loans, which rose over $8.1 million, or 4.3%.

"The massive real estate mortgage loan refinancing that occurred in 2003, ended by early 2004," said Charles J. Dolezal, President and Chairman. "The growth in loans was mainly in the commercial area. Deposits increased by nearly $7 million, or 3%, above the end of the second quarter of 2003. Net income for the first six months of 2004 was down $120 thousand, or 7.5%, below the same period of the previous year. With net interest margins declining at most financial institutions during the past few years, we continue to feel the pressure on our margins. However, net interest income did post a nominal increase over the first six months of the previous year. Noninterest income increased over $342 thousand, or 44.7%, when compared to June 30, 2003. This increase was mainly fueled by gains on security sales."

"Noninterest expenses increased over $465 thousand, or 10.5%," continued Dolezal. "As the bank experienced growth in recent years, the need for professional staff has grown as well. A number of new positions were filled during the second half of 2003. The costs associated with these positions are reflected in the current year's personnel expense. Other expenses have also risen, mainly in the data processing area. Growth of the bank also necessitated an upgrade of data communication lines as we approached the speed and handling capacity of our current operating system. This upgrade will accommodate and position us for future growth."

"Signs of increasing inflation have appeared during the past few months as the economy has improved. In response to this, the Federal Open Market Committee of the Federal Reserve has recently increased the Federal funds rate by one-quarter of one percent. The Fed is striving to keep the economy growing. They are monitoring all economic indicators closely to insure any actions they take will assist in the economic growth for our country, while keeping inflation in check."

A second quarter cash dividend of 15(cent) per share is being paid July 16, 2004 to shareholders of record as of June 30, 2004.

National Bancshares Corporation, a one-bank holding company with assets of approximately $300 million, operates fourteen First National Bank offices in Orrville, Massillon, Wooster, Dalton, Kidron, Smithville, Apple Creek, Mt. Eaton, Lodi, and Seville.

FORWARD-LOOKING STATEMENTS -- This press release contains forward-looking statements as referenced in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are necessarily subject to many risks and uncertainties. A number of things could cause actual results to differ materially from those indicated by the forward-looking statements. These include factors such as changes in the competitive marketplace, changes in the interest rate environment, economic conditions, changes in the regulatory environment, changes in business conditions and inflation, risks associated with credit quality and other factors discussed in the Company's filings with the Security and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2003. The company disclaims any obligation to publicly update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.


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

NATIONAL BANCSHARES CORPORATION
CONSOLIDATED BALANCE SHEETS

                                                             June 30, 2004         June 30, 2003
ASSETS:
Cash and due from banks                                      $   8,730,468         $   9,448,614
Federal funds sold                                               5,490,000            14,370,000
                                                             -------------         -------------
  Total cash and cash equivalents                               14,220,468            23,818,614
Interest bearing deposits with banks                                     -               998,095
Securities available for sale                                   55,735,477            47,036,016
Securities held to maturity                                     16,781,845            16,860,832
Federal bank stock                                               2,812,250             2,731,150

Total loans (excluding unearned income)                        196,378,225           188,235,407
Less: allowance for loan losses                                  1,756,530             1,686,127
                                                             -------------         -------------
Loans, net                                                     194,621,695           186,549,280
Accrued interest receivable                                      1,523,144             1,419,735
Premises and equipment                                           4,535,369             4,646,853
Other assets                                                     8,859,527             8,706,851
                                                             -------------         -------------
TOTAL                                                        $ 299,089,775         $ 292,767,426
                                                             =============         =============

LIABILITIES:
Deposits:
 Demand                                                      $  36,783,031         $  34,063,557
 Savings and N.O.W.s                                           127,060,077           116,518,861
 Time                                                           76,727,047            83,065,272
                                                             -------------         -------------
Total deposits                                                 240,570,155           233,647,690
Securities sold under repurchase
 agreements                                                      4,131,353             2,151,865
Federal reserve note account                                       471,678             1,000,000
Federal Home Loan Bank advances                                 17,000,000            17,102,872
Accrued interest payable                                           438,785               488,280
Other liabilities                                                2,247,829             3,331,138
                                                             -------------         -------------
   Total liabilities                                           264,859,800           257,721,845
                                                             -------------         -------------

SHAREHOLDERS' EQUITY
 Common Stock, without par value:
  6,000,000 shares authorized
  and 2,289,528 shares issued                                   11,447,640            11,447,640
 Additional paid-in-capital                                      4,689,800             4,689,800
 Retained earnings                                              18,665,730            17,482,967
 Accumulated other comprehensive
  income                                                           616,298             2,614,667
 Less: Treasury shares                                          (1,189,493)           (1,189,493)
                                                             -------------         -------------
   Total shareholders' equity                                   34,229,975            35,045,581
                                                             -------------         -------------
TOTAL                                                        $ 299,089,775         $ 292,767,426
                                                             =============         =============


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


NATIONAL BANCSHARES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
For Six Months Ended June 30, 2004 and June 30, 2003

                                             June 30, 2004      June 30, 2003
                                             -------------      -------------
INTEREST & DIVIDEND INCOME:
 Loans, including fees                         $5,425,561        $5,891,105
 Federal funds sold                                12,647            40,452
 Interest and dividends on investments:
  US government obligations                       633,001           588,098
  Obligations of states and
   political subdivisions                         444,415           480,980
  Other securities                              1,047,214           900,555
                                               ----------        ----------
    Total interest and dividend income          7,562,838         7,901,190

INTEREST EXPENSE:
 Deposits                                       1,217,020         1,641,719
 Short-term borrowings                              4,018             3,369
 Federal Home Loan Bank advances                  410,876           337,628
                                               ----------        ----------
    Total interest expense                      1,631,914         1,982,716
                                               ----------        ----------

    Net interest income                         5,930,924         5,918,474
PROVISION FOR LOAN LOSSES                         132,500            85,000
                                               ----------        ----------

NET INTEREST INCOME AFTER PROVISION
 FOR LOAN LOSSES                                5,798,424         5,833,474
                                               ----------        ----------

NONINTEREST INCOME                              1,109,018           766,378

NONINTEREST EXPENSE:
 Salaries and employee benefits                 2,685,583         2,421,898
 Net occupancy expense                            334,892           338,664
 Other expenses                                 1,894,428         1,688,347
                                               ----------        ----------
    Total noninterest expense                   4,914,903         4,448,909
                                               ----------        ----------

INCOME BEFORE INCOME TAXES                      1,992,539         2,150,943
INCOME TAXES                                      506,362           544,671
                                               ----------        ----------

NET INCOME                                     $1,486,177        $1,606,272
                                               ==========        ==========

NET INCOME PER COMMON SHARE                    $     0.67        $     0.72
                                               ==========        ==========


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